CODE OF ETHICS

FOR

CASTLEARK MANAGEMENT, L.L.C.

(as revised and amended as of October 1, 2004)

I.	PURPOSE

CASTLEARK MANAGEMENT, L.L.C. (“CastleArk”) is an organization committed to ethical conduct beyond reproach. It seeks to educate and promote a culture and activities that consistently serve the best interests of its clients. This Code of Ethics is adopted by CastleArk in an effort to ensure that investment activities involving persons affiliated with CastleArk promote the best interests of it’s clients and that those activities are consistent with all applicable laws, regulations and ethical standards.

Capitalized terms used in this Code of Ethics are defined in Appendix A.

II.	POLICIES, PROCEDURES AND RESTRICTIONS

(a)         Each Affiliated Person of CastleArk shall observe, maintain and protect the confidentiality of information furnished by each Client to CastleArk and investment advice furnished by CastleArk to each Client.

(b)        An Advisory Person shall act on his or her best judgment in rendering investment advisory services to each Client, and an Advisory Person shall not take into consideration his or her personal financial interests in connection with investment advisory recommendations or decisions involving a Client. Any situation involving an Advisory Person that could be reasonably construed by a Client to involve a conflict of interest should be promptly reported to the Compliance Officer.

(c)         No Advisory Person shall engage in a Personal Securities Transaction that he or she has reason to believe may be detrimental to the best interest of any Client or that may call CastleArk’s or any Advisory Person’s ethical conduct into question. When engaging in a Personal Securities Transaction, an Advisory Person shall: (i) place the interests of Clients first; (ii) conduct the transaction in a manner consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or abuse of his or her position of trust and responsibility as an Advisory Person; and (iii) not take inappropriate advantage of his or her position in relationship to Clients.

(d)         Prior to effecting a Personal Securities Transaction, an Advisory Person shall notify the Compliance Officer, in a form like the one attached to this Code of Ethics or a reasonable equivalent (or another designated CastleArk Managing Partner, if the Advisory Person is the Compliance Officer) of the proposed transaction, including the amount of the transaction and the security involved. The Compliance Officer (or other designated Managing Partner, as applicable), after investigation, shall determine whether such transaction is consistent with this Code of Ethics and shall promptly communicate such determination to the Advisory Person making the request. Transaction clearances must be obtained no more than two days prior to effecting the transaction. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Advisory Person shall be deemed to have violated this Code of Ethics for effecting a Personal Securities Transaction if such Advisory Person has been advised by the Compliance Officer (or other designated Managing Partner, as applicable) that the transaction would be consistent with the Code. The Compliance Officer shall maintain written or electronic records of all actions taken under this paragraph. This provision does not apply to transactions:

(i)          effected for any account over which such person does not have any direct or indirect influence or control (including, but not limited to, accounts managed by an independent and unaffiliated person with investment discretion) provided the Advisory Person does not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction;

(ii)        involving United States Government obligations, bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments and shares issued by open-end funds (mutual funds) unless that open-end fund is one for which CastleArk or a Affiliated Person serves as adviser, sub-adviser or principal underwriter;

(iii)       in securities that no Clients are permitted to purchase or sell in accordance with their investment policies or restrictions;

(iv)       effected pursuant to a systematic dividend reinvestment, cash purchase or withdrawal plan;

(v)         effected in connection with the exercise of rights to purchase additional securities from an issuer and granted by such issuer pro rata to all holders of a class of the issuer’s securities;

(vi)       effected in connection with the call by the issuer of a preferred stock or bond;

(vii)      effected in connection with the exercise by a second party of a put or call option; or

(viii) effected in connection with the approaching expiration of a put or call option as a closing transaction no more than five business days prior to such expiration.

(e)          A change in circumstances which would place a previously approved Personal Securities Transaction into conflict with a Client’s best interests or would call CastleArk’s or any Advisory Person’s ethical conduct into question should be reported promptly to the Compliance Officer. In certain circumstances, an approval of a Personal Securities Transaction may need to be reversed (and any trade executed in reliance on such approval broken) to comply with this Code of Ethics.

(f)           Notwithstanding that a trade was pre-cleared under this Code, any personal trade shall be required to be unwound, if possible, or the profit disgorged, if:

(i) it was made within two days of any investment company client trade in the same or equivalent security (within five days of any Small Cap investment company trade in the same or equivalent security) and (a) it could reasonably appear to be “Frontrunning” as that term is used in the Report of the Advisory Group on Personal Trading or (b) could reasonably be viewed as conflicting with the interests of any client, or (c) could otherwise reasonably appear to be in violation of the letter or the spirit of this Code. The compliance officer or CastleArk’s Managing Partners may make exceptions to the foregoing on a case-by-case basis only in situations where no abuse is involved, the case is an isolated one and the equities strongly support an exception.

(ii) promptly after receiving them, the compliance officer shall examine the reports of Advisory Persons (required under IV, below) to determine whether any trades described in the subparagraph immediately above have occurred.

(g)         When an Advisory Person engages in a Personal Securities Transaction, the Advisory Person shall instruct the executing broker to send a duplicate copy of the confirmation to the Compliance Officer (or to another designated CastleArk Managing Partner, if the Advisory Person is the Compliance Officer).

(h)         Neither CastleArk, any Affiliated Person of CastleArk or any Affiliated Person of such an Affiliated Person, acting as principal, shall effect any transaction in which a Client, or a person controlled by a Client (i) is also party to the transaction, or (ii) is a joint or a joint and several participant in such transaction, except in accordance with the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and other applicable laws, rules and regulations.

(i)          No Advisory Person shall engage in a Personal Securities Transaction on a day during which any Client has a pending “buy” or “sell” order for the same security until that order is executed or withdrawn. This provision shall not apply to the transactions set forth in Section II(d) that are exempt from the pre-clearance requirements of such Section.

(j)          No Advisory Person shall engage in any Personal Securities Transaction involving the acquisition of securities in an initial public offering. This provision shall not apply to the transactions set forth in Section II(d) that are exempt from the pre-clearance requirements of such Section.

(k)         No Advisory Persons shall acquire securities pursuant to a private placement without prior approval from the Compliance Officer (or another designated CastleArk Managing Partner, if the Advisory Person is the Compliance Officer). In determining whether approval should be granted, the following shall be considered:

(1) whether the investment opportunity should be reserved for a Client and its shareholders; and

(2) whether the opportunity is being offered to an individual by virture of his or her position with CastleArk.

In the event approval is granted, the Advisory Person must disclose the investment when he or she plays a material role in CastleArk’s subsequent consideration of an investment in the issuer for any Client. In such circumstances, CastleArk’s decision to purchase securities of the issuer on behalf of a Client will be subject to an independent review by investment personnel with no personal interest in the issuer.

(l)         Advisory Persons shall not accept any gift or other thing of more than de minimis value from any securities broker, dealer, underwriter or placement agent that does business with or on behalf of any Client.

(m)	Advisory Persons may not serve as directors of publicly traded companies.

(n)        Advisory Persons must include in each quarterly report, as required under IV(b) of this Code, all information from which can be ascertained whether a pair of transactions one of which is a purchase and the other of which is a sale, each in the same or equivalent security, has occurred within a sixty day period. (If one trade in such a pair of transactions has occurred in a prior quarterly period, and such trade has previously been reported, it need not be re-reported.) The compliance officer shall scrutinize all such pairs of transactions. If the pair of transactions does not result in a gain to the Advisory Person, the compliance officer need do nothing. If the pair of transactions results in a gain, but the security was not owned by any Client’s account for which CastleArk provided advice during the Relevant Period, the compliance officer need do nothing. If the pair of transactions results in a gain and is not otherwise excluded from further scrutiny under this paragraph, the compliance officer shall do the following: Notwithstanding that both of the trades in the pair of transactions were pre-cleared under II(d) of this Code of Ethics, if a gain could reasonably appear to be the result of “Frontrunning” as that term is used in the Report of the Advisory Group on Personal Trading, the compliance officer shall require that the trade be unwound, or if cannot be unwound, that the Advisory Person be required to remit the amount of the gain to the Client(s) whose account(s) held the same or equivalent security during the Relevant Period. (CastleArk’s Managing Partners may make exceptions to this requirement on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.) Otherwise, the compliance officer need do nothing.

III.	ADDITIONAL POLICIES, PROCEDURES AND RESTRICTIONS TO DETECT AND PREVENT INSIDER TRADING

(a)         Advisory Persons shall use due care to ensure that Material Non-Public Information remains secure and shall not divulge to any person any Material Non-Public Information, except in the performance of such Advisory Person’s duties. Access to files (including computer files) containing Material Non-Public Information shall be restricted solely to Advisory Persons and the Compliance Officer.

(b)         No Affiliated Person of CastleArk shall directly or indirectly engage, participate, aid or assist in Insider Trading, on behalf of himself or herself or others. If an Affiliated Person of CastleArk learns of any Material Non-Public Information, such Material Non-Public Information shall be promptly disclosed to the Compliance Officer, who in turn shall promptly notify all Affiliated Persons of CastleArk to abstain (and to use their best efforts to cause their Immediate Family Members to abstain) from all trading in the applicable security until the Compliance Officer further notifies such Affiliated Persons that such Material Non-Public Information has become public or otherwise has ceased to be Material Non-Public Information. Other than the Compliance Officer, the Affiliated Person shall not disclose or divulge such

Material Non-Public Information, or the fact that Material Non-Public Information exists, to any other person.

(c)         Questions regarding whether any information constitutes Material Non-Public Information shall be promptly directed to and resolved by the Compliance Officer.

IV.	REPORTING REQUIREMENTS; SUPERVISION BY COMPLIANCE OFFICER

(a)         All Advisory Persons shall submit to the Compliance Officer a report of all securities owned by them (or in which they otherwise have a Beneficial Ownership interest) at the time that they commence employment with CastleArk and within 30 days after the end of each calendar year thereafter with respect to securities owned as of the end of such calendar year.

(b)         No later than 10 days after the end of each calendar quarter, each Advisory Person shall submit to the Compliance Officer a report which shall specify the following information with respect to transactions during the then ended calendar quarter in any security in which such Advisory Person has, or by reason of such transaction acquired, any Beneficial Ownership: (i) the date of the transaction, the title and the number or principal amount of each security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and (v) the date in which the Advisory Person submits the quarterly report. The quarterly report should disclose the following with respect to any account established by the Advisory Person in which any securities were held during the then ended calendar quarter for the direct or indirect benefit of the access person: (i) the name of the broker, dealer or bank with whom the Advisory Person established the account; (ii) the date the Advisory Person established the account; and (iii) the date on which the Advisory Person submits the report.

If no transactions have occurred during the period, the report shall so indicate.

(c)         Notwithstanding the provisions of Section IV(b), no Advisory Person shall be required to make a report with respect to transactions:

(i)          effected for, or as to securities in any account over which the Advisory Person has no direct or indirect influence or control; or

(ii)	involving direct obligations of the United States.

(iii)       if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer (or designated CaslteArk Managing Partner) in the time period required under this section IV, paragraphs (a) and (b) above, if all the information required in those paragraphs is contained in the broker trade confirmations or account statements.

(d)        Any person subject to this Code of Ethics who discovers a violation or apparent violation of this Code by any other person shall promptly bring the matter to the attention of the Compliance Officer (or if the Compliance Officer is the violator or apparent violator of the Code, then to the attention of a (another) designated CastleArk Managing Partner).

(e)         All reports prepared pursuant to this Article V shall be filed with the Compliance Officer, except that reports prepared by the Compliance Officer shall be filed with a (another) designated CastleArk Managing Partner.

(f)         All Affiliated Persons of CastleArk, initially upon being employed by CastleArk, and each year thereafter, must certify in writing to the Compliance Officer that: (i) they have read and understand this Code of Ethics and recognize that they are subject to the provisions of the Code; (ii) they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code; and (iii) they have complied with all requirements of the Code.

(g)         With respect to each Client that is a registered investment company, CastleArk shall on a quarterly basis report to the Client’s board any violations of the Code, if any, that occurred since CastleArk’s most recent prior report to the board and shall prepare an annual report to the board containing: (i) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) a list of any violations requiring significant remedial action during the past year, including details of such violations and the action taken; and (iii) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations.

(h)        To prevent and detect violations of this Code of Ethics, the Compliance Officer shall:

(i)         take appropriate measures to familiarize all Affiliated Persons of CastleArk with this Code of Ethics and be reasonably available during all business hours to answer questions relating to this Code of Ethics;

(ii)        assume an active and primary role in the resolution of issues regarding whether information received by an Insider is or is not Material Non-Public Information;

(iii)       take all reasonable and necessary steps to ensure that no person other than Advisory Person has, or is given access to, Material Non-Public Information;

(iv)       review Advisory Person trading activity reports, and brokerage confirmations and statements, pursuant to this Code of Ethics;

(v)	review the trading activity of CastleArk’s Clients; and

(vi)

review and update this Code of Ethics when necessary or appropriate in light of changes in the nature of CastleArk’s business, in applicable laws, rules and regulations or in other relevant factors and circumstances.

VI.	ENFORCEMENT AND SANCTIONS

(a)         The Compliance Officer shall bring all violations or apparent violations of this Code of Ethics to the attention of CastleArk’s Board of Managers. The Board of Managers shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to any of CastleArk’s managers, officers and employees; provided that if a member of the Board of Managers is the alleged violator of the Code, such Governor shall not participate in the actions of the Board with respect to such alleged violation. Any person who is found to have violated this Code of Ethics may be terminated from employment, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the Board of Managers. In determining appropriate sanctions to be imposed for violations of the Code, the Board of Managers may consider any factors it deems relevant, including, without limitation: (i) the degree of willfulness of the violation; (ii) the severity of the violation; (iii) the extent, if any, to which the violator profited or benefited from the violation; (iv) the adverse effect, if any, of the violation on any Clients; (v) the market value and liquidity of the class of securities involved in the violation; (vi) the prior violations, if any, of this Code of Ethics by the violator; and (vii) the circumstances of discovery of the violation.

(b)        In addition to any sanctions imposed elsewhere under this Code of Ethics (or other applicable law), any profits realized on Personal Securities Transactions effected in violation of this Code of Ethics shall be disgorged and (i) reimbursed to the affected Client(s), or (ii) if the violation does not involve or did not affect any Client, then paid to a charitable organization chosen in the discretion of CastleArk’s Board of Managers. Each Personal Securities Transaction shall be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of this Code of Ethics.

(c)         Rights of Alleged Violator. A person charged with a violation of this Code of Ethics shall have the opportunity to appear before the person or persons that have authority to impose sanctions pursuant to this Code of Ethics, at which time the person charged with the violation shall have the opportunity, orally or in writing, to respond to any and all charges.

APPENDIX A

DEFINITIONS

“Advisory Person” means each: (a) officer or manager of CastleArk; (b) employee of CastleArk (i) who makes any investment decisions or recommendations or is involved in the implementation of any investment decisions or recommendations, (ii) who participates in the determination of which investment decisions or recommendations shall be made or implemented, or (iii) who, in connection with his or her duties, obtains or has access to any information concerning securities transactions or recommendations prior to the effective dissemination of information concerning recommendations or the implementation of securities transactions (whichever occurs later); and (c) any of the following persons who obtains or has access to any information concerning securities transactions or recommendations prior to the effective dissemination of information concerning the recommendations or the implementation of securities transactions (whichever occurs later): (i) any person in a Control (as defined below) relationship with CastleArk, (ii) any Affiliated Person (as defined below) of such person in a Control relationship, and (iii) any Affiliated Person of such Affiliated Person.

“Affiliated Person” of another person means: (a) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of the outstanding voting securities of which are directly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly Controlling, Controlled by or under common Control with such other person; and (d) any officer, Officer or manager (or similar position), partner, copartner or employee of such other person.

“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an advisory person has or acquires. As a general matter, “beneficial ownership” of a security means a direct or indirect “pecuniary interest” in such security (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security). By way of example, but not by way of limitation, a person would generally be regarded to be the Beneficial Owner of the following securities: (a) securities held in the person’s own name; (b) securities held with another in joint tenancy, community property or other joint ownership; (c) securities held by a bank or broker as nominee or custodian on such person’s behalf or pledged as collateral for a loan; (d) securities held by Immediate Family Members (as defined below) of such person (however, Beneficial Ownership by virtue of ownership by an Immediate Family Member is a presumption that may be rebutted by evidence to the contrary); (e) securities held by a trust in which the person is a beneficiary; (f) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by an Immediate Family Member of the person); (g) securities held by a partnership in which the person is a partner; (h) securities owned by a corporation in which the person is a shareholder; (i) securities held in a portfolio from which the person is entitled to a performance-related fee (exclusive of securities that account for 10% or less of the market value of a portfolio if the performance-related fee is based on the portfolio’s total return over periods of at least one year); and (j) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

“CastleArk” means CastleArk Management, L.L.C., a Delaware limited liability company.

“Client” means any person for whom or which CastleArk serves as an “investment adviser” within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

“Compliance Officer” means the person designated by CastleArk from time to time to fulfill the role of Compliance Officer under this Code of Ethics.

“Control” means the power to exercise a controlling influence over the management or policies of an entity, unless such power is solely the result of an official position with such entity. Any person who directly or indirectly has the power to vote or direct the disposition of more than 25% of the voting securities of an entity shall be presumed to control that entity, and any person who directly or indirectly has the power to vote or direct the disposition of 25% or less of the voting securities of an entity shall be presumed not to control such entity. Each of such presumptions may be rebutted by evidence to the contrary in accordance with Section 2(a)(9) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“Frontrunning” (as defined in the Report of the Advisory Group on Personal Trading) is the “purchasing or selling securities for a personal account in order to profit from a subsequent purchase or sale by an investment company”.

“Immediate Family Member” of a person includes such person’s spouse, children under the age of 25 years residing with such person, and any trust or estate in which such person or any other Immediate Family Member has a Beneficial Ownership interest.

“Insider” means CastleArk, an Affiliated Person of CastleArk and any Immediate Family Member of such Affiliated Person. In addition, a person is an Insider if such person enters into a special confidential relationship in the conduct of the affairs of CastleArk or any Affiliated Person of CastleArk (for example, but not limited to, accountants, consultants, advisors, attorneys, bank lending officers and the employees of such organizations), and as a result is given access to Material Non-Public Information (as defined below).

“Insider Trading” means the use of Material Non-Public Information to trade in a security (whether or not one is an Insider) or the communication of Material Non-Public Information to others. While the meaning of the term is not static, Insider Trading generally includes: (a) trading in a security by an Insider, while in possession of Material Non-Public Information; (b) trading in a security by a person who is not an Insider, while in possession of Material Non-Public Information, where such information either was disclosed to such person in violation of an Insider’s duty to keep it confidential or was misappropriated; and (c) communicating Material Non-Public Information to any person, who then trades in a security while in possession of such information.

“Material Non-Public Information” means non-public information (information that has not been effectively communicated to the marketplace) with respect to which a substantial likelihood exists that a reasonable investor would consider it important in making investment decisions, or that is reasonably certain to have a substantial effect on the price of an issuer’s securities. Examples of “material” information include, but are not limited to, information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

“Personal Securities Transaction” means a transaction in a security in which a person has or thereby acquires Beneficial Ownership. A person shall be considered to be “engaging in” or “effecting” a Personal Securities Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice of or regarding such transaction.

“Relevant Period” (as the term is used in II(n)) means the period beginning five days before the first of the pair of transactions and ending five days after the date of the last of the pair of transactions.

CASTLEARK MANAGEMENT, L.L.C.

QUARTERLY REPORT OF ADVISORY PERSONS

(for the Quarter Ended             )

Not later than 10 days after the end of each calendar quarter, each Advisory Person shall submit this Report, as provided by CastleArk’s Code of Ethics. The Code of Ethics should be carefully reviewed in connection with the Advisory Person’s completion of this Report. Capitalized terms in this Report have the same meanings as defined in the Code of Ethics. Questions regarding the completion of this Report may be directed to the Compliance Officer.

•	If no reportable transactions have occurred during the quarter, put an “X” in the following box ☐, and you may skip to the signature line.

•

If with respect to any transaction in a security to which this Report relates you wish to make a statement that this Report shall not be construed as an admission that you have any Beneficial Ownership in such security, please put a large asterisk (*) adjacent to such reported transaction(s).

•

Set forth the following information with respect to reportable transactions during the quarter in any security in which you have, or by reason of such transaction acquired, any Beneficial Ownership in the security (duplicate brokerage confirmations or statements containing all of the following information may be attached in lieu of completing the following table):

Date of Transaction/	Number of	Nature of
Name of Issuer/	Shares or	Transaction
Title or Description	Principal	(purchase,	Unit	Total	Broker,

                        of Security                                Amount                sale or other)              Price            Price            Dealer or Bank

(If you need additional space, please attach additional pages.)

☐ SEE ATTACHED CONFIRMATIONS AND/OR ACCOUNT STATEMENTS

The answers to the foregoing are true and correct to the best of my information and belief.

Name of Advisory Person

Dated:                                                    , 20

Signature of Advisory Person

CASTLEARK MANAGEMENT, L.L.C.

REQUEST BY ADVISORY PERSON

TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

I hereby request permission to effect a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest. (If necessary, use approximate dates and amounts of proposed Personal Securities Transaction.)

Record Owner of Account:

Relationship to Advisory Person:

Proposed Date of Transaction: , 20

PROPOSED TRANSACTION

Number of		Nature of
Name of Issuer/	Shares or	Transaction
Title or Description	Principal	(purchase,	Unit	Total	Broker,

                        of Security                                Amount                sale or other)              Price            Price            Dealer or Bank

Name of Advisory Person

Dated:                                                    , 20

Signature of Advisory Person

☐ PERMISSION GRANTED☐ PERMISSION DENIED

Dated:                                        , 20

Signature of Compliance Officer

CASTLEARK MANAGEMENT, L.L.C.

ANNUAL ACKNOWLEDGMENT OF CODE OF ETHICS

(To be completed initially upon employment and thereafter

annually by each Affiliated Person of the CastleArk.)

CastleArk’s Code of Ethics should be reviewed prior to completing this Acknowledgment, and terms defined in the Code of Ethics have the same meanings in this Acknowledgment. Each Affiliated Person shall submit this Acknowledgment directly to the Compliance Officer.

I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

•	I have read and understand the Code of Ethics and understand that I am subject to the Code.

•	I have complied with all requirements of the Code of Ethics.

•	I have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to this Code of Ethics. In addition:

☐	As of , 20 , I Beneficially Owned no securities other than United States Government obligations;

OR

☐	Attached to this Acknowledgment is a true, correct and complete listing of all securities in which I had any Beneficial Ownership interest as of , 20 .

Questions regarding the completion of this Acknowledgment may be directed to the Compliance Officer.

The answers to the foregoing questions are true, correct and complete to the best of my information and belief.

Name of Affiliated Person

Dated:                                                    , 20

Signature of Affiliated Person